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                                                                    EXHIBIT 24.1

                        FORTIS BENEFITS INSURANCE COMPANY

                                POWER OF ATTORNEY


Know all men by these present, that the undersigned directors and officers of Fortis Benefits Insurance Company, a Minnesota corporation, hereby constitute and appoint Robert B. Pollock, Larry M. Cains, Katherine Greenzang and Douglas
R. Lowe, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, to be filed by Fortis Benefits Insurance Company, required by the Securities and Exchange Act of 1934, or any amendment to such report, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or the substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                          Title
         ---------                          -----

 /s/ J. Kerry Clayton               Chairman of the Board
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J. Kerry Clayton


 /s/ Robert B. Pollock              President and Chief Executive Officer
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Robert B. Pollock


 /s/ Alan W. Feagin                 Director
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Alan W. Feagin


 /s/ Michael J. Peninger            Director
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Michael J. Peninger


 /s/ Lesley G. Silvester            Director
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Lesley G. Silvester